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                                                                     EXHIBIT 5.1

                         PILLSBURY MADISON & SUTRO LLP
                             235 Montgomery Street
                            San Francisco, CA 94104
                              Tel: (415) 983-1000


                                       August 14, 1997


Etec Systems, Inc.
26460 Corporate Avenue
Hayward, CA  94545


      Re:  Registration Statement on Form S-8


Gentlemen:

 With reference to the Registration Statement on Form S-8 to be filed by Etec Systems, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 975,000 shares of the Company's Common Stock issuable pursuant to the Company's 1995 Omnibus Incentive Plan (the "Stock Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

 We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,


                                    /s/ Pillsbury Madison & Sutro LLP
[E-03280]